UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Golden Energy Marine Corp.
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               (Exact name of Issuer as specified in its charter)


   Republic of the Marshall Islands                         N/A
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(State of incorporation or organization)       (IRS Employer Identification No.)


              2 Gamma Street
              167 77 Elliniko
               Athens, Greece
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      (Address of principal executive offices)            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                        Name of each exchange on which
    to be so registered                        each class if to be registered
----------------------------------------    ------------------------------------
           N/A                                             N/A

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
No. 333-126499 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, $0.01 par value
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                                (Title of class)

Item 1.  Description of Registrants Securities to be Registered.

The class of securities to be registered hereunder is Common Stock, $0.01 par value per share, of Golden Energy Marine Corp. (the "Registrant"). The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form F-1 (No. 333-126499), as filed and subsequently amended, which Registration Statement on Form F-1 was originally filed with the Securities and Exchange Commission on July 11, 2005, is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

No.           Exhibit
------        --------

3.1           Amended and Restated Articles of Incorporation of the Registrant*
3.2           Amended and Restated Bylaws of the Registrant*
4             Form of Share Certificate of the Registrant*

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*    Incorporated by reference to Exhibit of the same number to the Registrant's
     Registration Statement on Form F-1 (Registration No. 333-126499).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  September 30, 2005            GOLDEN ENERGY MARINE CORP.


                                       By:    /s/ Dale Ploughman
                                              ----------------------
                                       Name:  Dale Ploughman
                                       Title: President, Chief Executive
                                              Officer and Director






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